Exhibit 10.10

PAID UP OIL AND GAS LEASE - WELLBORE ONLY

THIS PAID UP OIL AND GAS LEASE - WELLBORE ONLY is made as of the 30th day of May, 2025 between US Land Guild, LLC whose address is 1751 River Run, Suite 405, Fort Worth, Texas 76107, as Lessor, and BLACKBEARD OPERATING, LLC, 200 N. Loraine, Suite 300, Midland, Texas, 79701, as Lessee. All printed portions of this lease were prepared by the party hereinabove named as Lessee, but all other provisions (including the completion of blank spaces) were prepared jointly by Lessor and Lessee.

1. In consideration of a cash bonus in hand paid and the covenants herein contained, Lessor hereby grants, leases and lets exclusively to Lessee the following, hereinafter called leased premises or referred to as the “Wells”:

Those certain wellbores of the oil and gas wells described in Exhibit A attached hereto and made a part hereof;

in the county of Crane, State of Texas, for the purpose of exploring for, developing, producing and marketing oil and gas, along with all hydrocarbon and nonhydrocarbon substances produced in association therewith, and expressly including the right to establish proration units for such Wells under the applicable governmental regulations. The term “gas” as used herein includes helium, carbon dioxide and other commercial gases, as well as hydrocarbon gases.

2. This lease, which is a “paid-up” lease requiring no rentals, shall be in force from the date hereof, and for as long thereafter as oil or gas or other substances covered hereby are produced in paying quantities from the leased premises or from lands pooled therewith or this lease is otherwise maintained in effect pursuant to the provisions hereof

3. Royalties on oil, gas and other substances produced and saved hereunder shall be paid by Lessee to Lessor as follows: (a) For oil and other liquid hydrocarbons separated at Lessee’s separator facilities, the royalty shall be 25% of such production, to be delivered at Lessee’s option to Lessor at the wellhead or to Lessor’s credit at the oil purchaser’s transportation facilities, provided that Lessee shall have the continuing right to purchase such production at the wellhead market price then prevailing in the same field (or if there is no such price then prevailing in the same field, then in the nearest field in which there is such a prevailing price) for production of similar grade and gravity; (b) for gas (including casinghead gas) and all other substances covered hereby, the royalty shall be 25% of the proceeds realized by Lessee from the sale thereof, less a proportionate part of ad valorem taxes and production, severance, or other excise taxes and the costs incurred by Lessee in delivering, processing or otherwise marketing such gas or other substances, provided that Lessee shall have the continuing right to purchase such production at the prevailing wellhead market price paid for production of similar quality in the same field (or if there is no such price then prevailing in the same field, then in the nearest field in which there is such a prevailing price) pursuant to comparable purchase contracts entered into on the same or nearest preceding date as the date on which Lessee commences its purchases hereunder; and (c) if at any time during the term of this lease a Well is capable of producing oil or gas or other substances covered hereby in paying quantities, but such Well is either shut in or production therefrom is not being sold by Lessee, such Well shall nevertheless be deemed to be producing in paying quantities for the purpose of maintaining this lease. If for a period of 90 consecutive days such Well is shut in or production therefrom is not being sold by Lessee, then Lessee shall pay shut-in royalty of [a], such payment to be made to Lessor or to Lessor’s credit in the depository designated below, on or before the end of said 90-day period and thereafter on or before each anniversary of the end of said 90-day period while the Well is shut in or production therefrom is not being sold by Lessee. Lessee’s failure to properly pay shut-in royalty shall render Lessee liable for the amount due, but shall not operate to terminate this lease.

Notwithstanding anything contained herein to the contrary, all royalties payable under this lease shall be made (i) if production is to be treated or processed to achieve marketable condition, based upon the amount actually received by the Lessee from a third-party purchaser and shall not be based upon the market value at the well, (ii) free and clear of all production and post-production costs and expenses, and (iii) without deduction for the cost of producing, gathering, storing, separating, treating, dehydrating, compressing, transporting, and otherwise making the oil, gas and other products produced hereunder ready for sale or use, and of marketing the same.

4. All shut-in royalty payments under this lease shall be paid or tendered [ DIRECTLY TO LESSOR AT ABOVE ADDRESS ] or its successors, which shall be Lessor’s depository agent for receiving payments regardless of changes in the ownership of said land. All payments or tenders may be made in currency, or by check or by draft and such payments or tenders to Lessor or to the depository by deposit in the U.S. Mails in a stamped envelope addressed to the depository or to the Lessor at the last address known to Lessee shall constitute proper payment. If the depository should liquidate or be succeeded by another institution, or for any reason fail or refuse to accept payment hereunder, Lessor shall, at Lessee’s request, deliver to Lessee a proper recordable instrument naming another institution as depository agent to receive payments.

5. If all production (whether or not in paying quantities) permanently ceases from any cause, including a revision of unit boundaries pursuant to the provisions of Paragraph 6 or the action of any governmental authority, then in the event this lease is not otherwise being maintained in force it shall nevertheless remain in force if Lessee commences operations for reworking an existing well or for otherwise obtaining or restoring production on the leased premises or lands pooled therewith within 90 days after such cessation of all production. If at any time thereafter, this lease is not otherwise being maintained in force but Lessee is then engaged in reworking or any other operations reasonably calculated to obtain or restore production therefrom, this lease shall remain in force so long as any one or more of such operations arc prosecuted with no cessation of more than 90 consecutive days, and if any such operations result in the production of oil or gas or other substances covered hereby, as long thereafter as there is production in paying quantities from the leased premises or lands pooled therewith.

6. Lessee shall have the right but not the obligation to pool all or any part of the leased premises or interest therein with any other lands or interests, as to any or all depths or zones, and as to any or all substances covered by this lease, either before or after the commencement of production, whenever Lessee deems it necessary or proper to do so in order to prudently develop or operate the leased premises, whether or not similar pooling authority exists with respect to such other lands or interests. The unit formed by such pooling for an oil well which is not a horizontal completion shall not exceed 80 acres plus a maximum acreage tolerance of 10%, and for a gas well or a horizontal completion shall not exceed 640 acres plus a maximum acreage tolerance of 10%; provided that a larger unit may be formed for an oil well or gas well or horizontal completion to conform to any well spacing or density pattern that may be prescribed or permitted by any governmental authority having jurisdiction to do so. For the purpose of the foregoing, the terms “oil well” and “gas well” shall have the meanings prescribed by applicable law or the appropriate governmental authority, or, if no definition is so prescribed, “oil well” means a well with an initial gas-oil ratio of less than 100,000 cubic feet per barrel and “gas well” means a well with an initial gas-oil ratio of 100,000 cubic feet or more per barrel, based on a 24-hour production test conducted under normal producing conditions using standard lease separator facilities or equivalent testing equipment; and the term “horizontal completion” means an oil well in which the horizontal component of the gross completion interval in the reservoir exceeds the vertical component thereof. In exercising its pooling rights hereunder, Lessee shall file of record a written declaration describing the unit and stating the effective date of pooling. Production, drilling or reworking operations anywhere on a unit which includes all or any part of the leased premises shall be treated as if it were production, drilling or reworking operations on the leased premises, except that the production on which Lessor’s royalty is calculated shall be that proportion of the total unit production which the net acreage covered by this lease and included in the unit bears to the total gross acreage in the unit, but only to the extent such proportion of unit production is sold by Lessee. Pooling in one or more instances shall not exhaust Lessee’s pooling rights hereunder, and lessee shall have the recurring right but not the obligation to revise any unit formed hereunder by expansion or contraction or both, either before or after commencement of production, in order to conform to the well spacing or density pattern prescribed or permitted by the governmental authority having jurisdiction, or to conform to any productive acreage determination made by such governmental authority. In making such a revision, Lessee shall file of record a written declaration describing the revised unit and stating the effective date of revision. To the extent any portion of the leased premises is included in or excluded from the unit by virtue of such revision, the proportion of unit production on which royalties are payable hereunder shall thereafter be adjusted accordingly. In the absence of production in paying quantities from a unit, or upon permanent cessation thereof, Lessee may terminate the unit by filing of record a written declaration describing the unit and stating the date of termination. Pooling hereunder shall not constitute a cross-conveyance of interests.

7. If Lessor owns less than the full mineral estate in all or any part of the leased premises, the royalties and shut-in royalties payable hereunder for any well on any part of the leased premises or lands pooled therewith shall be reduced to the proportion that Lessor’s interest in such part of the leased premises bears to the full mineral estate in such part of the leased premises.

8. The interest of either Lessor or Lessee hereunder may be assigned, devised or otherwise transferred in whole or in part, by area and/or by depth or zone, and the rights and obligations of the parties hereunder shall extend to their respective heirs, devisees, executors, administrators, successors and assigns. No change in Lessor’s ownership shall have the effect of reducing the rights or enlarging the obligations of Lessee hereunder, and no change in ownership shall be binding on Lessee until 60 days after Lessee has been furnished the original or certified or duly authenticated copies of the documents establishing such change of ownership to the satisfaction of Lessee or until Lessor has satisfied the notification requirements contained in Lessee’s usual form of division order. In the event of the death of any person entitled to shut-in royalties hereunder, Lessee may pay or tender such shut-in royalties to the credit of decedent or decedent’s estate in the depository designated above. If at any time two or more persons are entitled to shut-in royalties hereunder, Lessee may pay or tender such shut-in royalties to such persons or to their credit in the depository, either jointly or separately in proportion to the interest which each owns. If Lessee transfers its interest hereunder in whole or in part Lessee shall be relieved of all obligations thereafter arising with respect to the transferred interest, and failure of the transferee to satisfy such obligations with respect to the transferred interest shall not affect the rights of Lessee with respect to any interest not so transferred. If Lessee transfers a full or undivided interest in all or any portion of the area covered by this lease, the obligation to pay or tender shut-in royalties hereunder shall be divided between Lessee and the transferee in proportion to the net acreage interest in this lease then held by each.

9. Lessee may, at any time and from time to time, deliver to Lessor or file of record a written release of this lease as to a full or undivided interest in all or any portion of the area covered by this lease or any depths or zones thereunder, and shall thereupon be relieved of all obligations thereafter arising with respect to the interest so released. If Lessee releases all or an undivided interest in less than all of the area covered hereby, Lessee’s obligation to pay or tender shut-in royalties shall be proportionately reduced in accordance with the net acreage interest retained hereunder.

10. In exploring for, developing, producing and marketing oil, gas and other substances covered hereby on the leased premises or lands pooled or unitized therewith, in primary and/or enhanced recovery, Lessee shall have the right of ingress and egress along with the right to conduct such operations on the leased premises as may be reasonably necessary for such purposes, including but not limited to geophysical operations, the drilling of wells, and the construction and use of roads, canals, pipelines, tanks, water wells, disposal wells, injection wells, pits, electric and telephone lines, power stations, and other facilities deemed necessary by Lessee to discover, produce, store, treat and/or transport production. Lessee may use in such operations, free of cost, any oil, gas, water and/or other substances produced on the leased premises, except water from Lessor’s wells or ponds. In exploring, developing, producing or marketing from the leased premises or lands pooled therewith, the ancillary rights granted herein shall apply (a) to the entire leased premises described in Paragraph 1 above, notwithstanding any partial release or other partial termination of this lease; and (b) to any other lands in which Lessor now or hereafter has authority to grant such rights in the vicinity of the leased premises or lands pooled therewith. When requested by Lessor in writing, Lessee shall bury its pipelines below ordinary plow depth on cultivated lands. No well shall be located less than 200 feet from any house or barn now on the leased premises or other lands used by Lessee hereunder, without Lessor’s consent, and Lessee shall pay for damage caused by its operations to buildings and other improvements now on the leased premises or such other lands, and to commercial timber and growing crops thereon. Lessee shall have the right at any time to remove its fixtures, equipment and materials, including well casing, from the leased premises or such other lands during the term of this lease or within a reasonable time thereafter.

11. Lessee’s obligations under this lease, whether express or implied, shall be subject to all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction including restrictions on the drilling and production of wells, and the price of oil, gas and other substances covered hereby. When drilling, reworking, production or other operations are prevented or delayed by such laws, rules, regulations or orders, or by inability to obtain necessary permits, equipment, services, material, water, electricity, fuel, access or easements, or by fire, flood, adverse weather conditions, war, sabotage, rebellion, insurrection, riot, strike or labor disputes, or by inability to obtain a satisfactory market for production or failure of purchasers or carriers to take or transport such production, or by any other cause not reasonably within Lessee’s control, this lease shall not terminate because of such prevention or delay, and at Lessee’s option, the period of such prevention or delay shall be added to the term hereof. Lessee shall not be liable for breach of any express or implied covenants of this lease when drilling, production or other operations are so prevented, delayed or interrupted.

12. In the event that Lessor, during the term of this lease, receives a bona fide offer which Lessor is willing to accept from any party offering to purchase from Lessor a lease covering any or all of the substances covered by this lease and covering all or a portion of the land described herein, with the lease becoming effective upon expiration of this lease, Lessor hereby agrees to notify Lessee in writing of said offer immediately, including in the notice the name and address of the offeror, the price offered and all other pertinent terms and conditions of the offer. Lessee, for a period of fifteen days after receipt of the notice, shall have the prior and preferred right and option to purchase the lease or part thereof or interest therein, covered by the offer at the price and according to the terms and conditions specified in the offer.

13. No litigation shall be initiated by Lessor with respect to any breach or default by Lessee hereunder, for a period of at least 90 days after Lessor has given Lessee written notice fully describing the breach or default, and then only if Lessee fails to remedy the breach or default, within such period. In the event the matter is litigated and there is a final judicial determination that a breach or default has occurred, this lease shall not be forfeited or canceled in whole or in part unless Lessee is given a reasonable time after said judicial determination to remedy the breach or default and Lessee fails to do so.

14. Lessor hereby warrants and agrees to defend title conveyed to Lessee hereunder, and agrees that Lessee at Lessee’s option may pay and discharge any taxes, mortgages or liens existing, levied or assessed on or against the leased premises. If Lessee exercises such option, Lessee shall be subrogated to the rights of the party to whom payment is made, and, in addition to its other rights, may reimburse itself out of any royalties or shut-in royalties otherwise payable to Lessor hereunder. In the event Lessee is made aware of any claim inconsistent with Lessor’s title, Lessee may suspend the payment of royalties and shut-in royalties hereunder, without interest, until Lessee has been furnished satisfactory evidence that such claim has been resolved.

15. This lease only applies to the wellbore of a Well as drilled as of the date of this lease and only as to the producing interval(s) (as hereinafter defined) as of the date of this lease. Notwithstanding anything herein to the contrary, lessee’s rights under this lease shall include all rights necessary to entitle lessee to production of hydrocarbons from the Wells as currently drilled as of the date of this lease and to operate or participate in operations with respect to the producing intervals covered by this lease.

The term “producing interval” for a vertical well means each separate interval thirty feet (30’) above and below each perforation in the well which is producing in paying quantities. The term “producing interval” for a horizontal well means one hundred feet (100’) below the deepest perforation in the well which is producing in paying quantities and one hundred feet (100’) above the shallowest perforation in the well which is producing in paying quantities.

IN WITNESS WHEREOF, this lease is executed to be effective as of the date first written above, but upon execution shall be binding on the signatory and the signatory’s heirs, devisees, executors, administrators, successors and assigns, whether or not this lease has been executed by all parties hereinabove named as Lessor.

LESSOR: US LAND GUILD

/s/ Jordan Barrett
By:	Jordan Barrett
Title:	Chief Financial Officer

Exhibit “A” to
Paid up Oil and Gas Lease - Wellbore Only
by and between US Land Guild, LLC as Lessor and Blackbeard Operating, LLC as Lessee

[Omitted]

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